After-sale Services Agreement

Part A:      AMPO S. Coop Poyam Valves

Part B:      PETROCHEMICAL ENGINEERING LIMITED

Part A:	AMPO S. Coop Poyam Valves (hereinafter referred to AMPO)

Part B:	PETROCHEMICAL ENGINEERING LIMITED (hereinafter referred to PEL)

AMPO and PEL are intended to open up the market together, and do good after-sale services work of AMPO valves in China, so AMPO appoints PEL as the after-sale services center for Chinese market. PEL should staffed with qualified engineers and provide a good after-sale services to ensure the quality of using AMPO products in China. This agreement which is about the after-sale services of AMPO valve in China is made by and between AMPO and PEL, and reach the following agreement:

First- Responsibilities and rights of POYAM

1.	Give after-sale services task to PEL.

2.	Check the quality of the after-sale services from PEL.

3.	Actively cooperate with PEL to carry out maintenance work.

4.	AMPO is responsible for training maintenance technicians for PEL.

5.
AMPO should provide maintenance technical information to PEL, but for the correct fulfillment of this duty, PEL must within a reasonable notice and accurately inform AMPO about the concrete information or technical support needed:

6.	AMPO should provide required spare parts to PEL in a reasonable term after receiving the order from PEL. ,

7.	AMPO will invoice the customer (excepting when there is a guarantee or quality issue) and PEL will invoice AMPO.

Second- The responsibilities and rights of PEL

1.
PEI, will set up after-sale services institution of AMPO valves, and assign person who is in charge of after-market services work and full-time after-sale services staff PEL will consign Chinese qualified valve repairing company to arrange professional maintenance -personnel. PEL undertakes to defend, hold harmless and indemnify AMPO against any claims brought against AMPO :.which are directly or indirectly attributable to Chinese Qualified valve repairing company, failure to fulfill its obligations.

2.
PEL will review and deliver the drawing and completion information of AMPO valves. Drawings and documents provided by AMPO to PEL shall remain the exclusive ownership of AMPO and shall be returned at AMPO’s request or at the termination of this agreement.

3.	PEL can provide spare parts of AMPO valves to China market.

4.
PEL will provide after-sale services to AMPO valves in mainland China, including the third party and valves that AMPO sold to mainland China. PEL will not have any commercial right over the Purchase Orders caught through other agents. PEL will only have commercial benefit over Field Engineering Service contracts. AMPO will quote PEL’s prices increased with AMPO’s commission.

5.	PEL is not allowed to perform post-sales services for any company that is a direct o indirect AMPO’s competitor in the territory where PEL performs post-sales services for AMPO.

6.	If there is major break down or accident, PEL should notice AMPO as soon as possible, and help AMPO to carry out an investigation and technical evaluation.

7.	PEL should give after-sale services reports to AMPO every 2. months and in any case when AMPO so requests.

8.
PEL shall answer directly for all claims brought by users as well as to AMPO for the non-fulfillment or defective fulfillment of the obligations deriving from this Agreement. PEL shall hold harmless and indemnify AMPO for all the damages incurred by the latter but which are attributable to PEL’s negligence or non-fulfillment of its contractual obligations of any kind.

Third- Valves’ Warranty period

AMPO shall provide a warranty on the valves. The warranty period shall be: established on a case-by-case basis, depending on the project and the contracts,

Furthermore, PEI, shall warrant the repairs made on the valves to consumers for a. period of 6 months, since the repair within new repairs, if any, shall be made at no cost for AMPO.

1.	Since the date of sale about AMPO valves, we will maintain valves free of charge owing to quality problems in product warranty. AMPO will afford related costs, and the charges of PEI. as follows:

Area coverage (Distance from Beijing)	Travel charge (DNB/times/person)	Fees for accommodation and dinner (RMB/day/person)	Fees for field service within 8 working hours (RMB/hour/person)	Fees for spare parts (RMB)	Remarks
[unreadable text]	[unreadable text]	500.00	[unreadable text]	Provided by POYAM,	[unreadable text]
				and free of
1000km	3000.00			charge

1000-2000km	5000.00

>2000km	7000.00

2.	Products’ errors and incident owing to self reasons and force majeure of users during warranty period, users should pay related costs:

Area coverage (Distance from Beijing)	Travel charge (DNB/times/person)	Fees for accommodation and dinner (RMB/day/person)	Fees for field service within 8 working hours (RMB/hour/person)	Fees for spare parts (RMB)	Remarks
[unreadable text]	[unreadable text]	500.00	[unreadable text]	Provided by POYAM,	[unreadable text]
				and free of
1000km	3000.00			charge

1000-2000km	5000.00

>2000km	7000.00

3.	Out of warranty period, users should pay related costs:

Area coverage (Distance from Beijing)	Travel charge (DNB/times/person)	Fees for accommodation and dinner (RMB/day/person)	Fees for field service within 8 working hours (RMB/hour/person)	Fees for spare parts (RMB)	Remarks
[unreadable text]	[unreadable text]	500.00	[unreadable text]	Provided by POYAM,	[unreadable text]
				and free of
1000km	3000.00			charge

1000-2000km	5000.00

>2000km	7000.00

4.	Notwithstanding the above, prices to be charged to customers shall be able to be negotiated by AMPO with its customers.

Fifth- Service requirements

1.	After receiving notification from. users, Service personals of PEL should submit an application to AMPO as soon as possible.

2.	Before executing any mobilization, the customer will place an order for AMPO (even with zero price). PEL will assist the customer after receiving AMPO’s confirmation.

3.	PEL will inform AMPO about all the field engineering service negotiations with customers.

4.	After AMPO’s permitting, PEL will do the field service, and respond to customer within 24 hours. In addition, there is special 24 hours service hotline.

5.	AMPO will invoice the customer (excepting when there is a. guarantee or quality issue) and PEL will invoice AMPO.

6.	PEL will send to AMPO service reports in AMPO’s format and timesheets every 2 months or in any case at AMPO’s request. Both documents must be signed by the customer.

7.
Payment terms. In quality issues: Payment will be accepted after report has been received. In invoiced services, 50% of the payment will be done after report has been received and the rest once payment from customer is received.

Sixth: Provision and price of products maintenance accessories

1.	Warranty period: AMPO provide spare parts to PEL and users timely and free of charge, provided that the defects or breakdowns are due to manufacture defects.

2.	Out of warranty period: AMPO will provide favorable maintenance accessories to PEL timely.

Seventh- Duration and Termination of this Agreement

This Agreement shall have a duration of 2 years since the date of signature. The Agreement may be terminated:

1.	For the expiration of the term set forth above.

2.	For any of the parties, communicated in writing within a 3 months notice.

3.	If any of the parties breaches its contractual obligations.

4.	-If post-sales services are performed by PEL in such a way that negative affects to AMPO’s image and prestige in China.

5.	If AMPO receives numerous and relevant complaints from its clients concerning to the post-sales service.

6.	By mutual agreement of the parties.

At termination, for any reason mentioned in section seventh, both parties shall amicably settle how to proceed in relation to pending obligations. The non-breaching-party shall be entitled to claim damages, if any.

Ninth- Confidentiality

PEL agrees: to keep strict confidentiality in relation with the technical information provided by AMPO in connection with this agreement. Parties shall enter into a confidentiality agreement that shall be an integral part of this Agreement.

Tenth: Nature of this Agreement

This agreement it’s a commercial agreement. In no case this Agreement constitutes or creates a labour relationship between the parties.

Eleventh- Offsetting

AMPO is entitled to offset, adjust or deduct any amount owed to PEL with any amounts that PEL owes to AMPO for damages, costs or any other whatsoever.

Twelfth- Resolution of Conflicts

All disputes that arising from or in connection with this Agreement and that cannot be settled amicably between the parties, shall be definitely submitted to the International Chamber of commerce (ICC) for arbitration which shall be conducted in accordance with the arbitration rules of the ICC in effect at the time of applying for arbitration. The arbitral award shall be final and binding between the parties. The place of arbitration shall be Paris. The language of arbitration shall be English.

The law applicable to this agreement shall be Spanish law.

Eleventh- Miscellaneous

1.	The invalidity of any provision of this Agreement shall not affect the validity of any other provision in the Agreement.

2.	No party shall not, without the prior written approval of the other party, assign its rights or obligations under this Agreement

3.
This Agreement constitutes the entire agreement between the parties and supersedes all proposals, previous negotiations and previous agreements concerning the subject matter. Any amendment or modifications may only be made in writing and must be signed by both parties.

4.
This agreement duplicates each in Chinese and English, and both part A and part B will hold one original agreement. This agreement will be effectiveness since the date of signature and seal of two parts. This agreement is effective one year since the signing date. We will sign other agreement after expiration.

Part A: AMPO S. Coop Poyam Valves	Part B: Petrochemical Engineering Limited

Representative signature:	Representative signature:

Place: Idiazabal, Spain	Place:

Date: January 20, 2010	Date: November 24, 2009